EXHIBIT 23


                  Exhibit 23 - Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Great Northern Iron Ore Properties of our report dated January 30, 1998, included in the 1997 Annual Report to Certificate Holders of Great Northern Iron Ore Properties.


                                             /s/ Ernst & Young LLP


Minneapolis, Minnesota
March 13, 1998